United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2011, we issued a press release announcing the addition of an independent director to our Board of Directors.  Richard K. Struthers was elected at our annual meeting of stockholders held this morning at the Dover Downs Hotel & Casino in Dover, Delaware.  A copy of our press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure.

On April 27, 2011, we issued a press release announcing that our Board of Directors declared a quarterly cash dividend on both classes of common stock of $.03 per share.  The dividend is payable on June 10, 2011 to shareholders of record at the close of business on May 10, 2011.  A copy of our press release is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated April 27, 2011.
99.2 Press Release dated April 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: April 27, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated April 27, 2011, issued by Dover Downs Gaming & Entertainment, Inc.
99.2	Press Release dated April 27, 2011, issued by Dover Downs Gaming & Entertainment, Inc.